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                                                                    EXHIBIT 99.3

             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, A.B. Krongard, hereby consent to be named as a person about to become a director of Bankers Trust New York Corporation in the Registration Statement on Form S-4 of Bankers Trust New York Corporation dated June 10, 1997.

                                                        /s/ A.B. Krongard
Dated: June 9, 1997                                     -----------------------
                                                        A.B. Krongard